UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

12 Federal Street, One North Shore Center Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	FNB	New York Stock Exchange

Depositary Shares each representing 1/40th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E	FNBPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry in Material Definitive Agreement

On February 24, 2020, F.N.B. Corporation (the “Corporation”) completed its offering of $300,000,000 aggregate principal amount of its 2.200% Senior Notes due 2023 (the “Notes”). The offering of the Notes was consummated pursuant to the terms of an underwriting agreement, dated as of February 19, 2020 (the “Underwriting Agreement”) by and among the Corporation, as issuer, and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I to the Underwriting Agreement. The Underwriting Agreement contains various representations, warranties and agreements by the Corporation, indemnification rights and obligations of the parties and termination provisions.

The Notes were sold to the public by the Underwriters at a price equal to 99.925% of the aggregate principal amount of the Notes. The net proceeds to the Corporation from the sale of the Notes, after the underwriting discount, but before estimated transaction expenses, were approximately $298,875,000. The Notes were offered pursuant to the prospectus supplement, dated February 19, 2020, to the base prospectus, dated May 16, 2018, forming a part of the Corporation’s registration statement on Form S-3 (File No. 333-224979) (the “Registration Statement”).

The Notes will mature on February 24, 2023 (the “Maturity Date”). Interest is payable semi-annually in arrears on August 24 and February 24 of each year, commencing on August 24, 2020. The Notes are redeemable in whole or in part beginning on or after the 30th day prior to the Maturity Date, at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption.

The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include investments at the holding company level, providing capital to support the growth of First National Bank of Pennsylvania, repurchases of our common shares, and refinancing of outstanding indebtedness.

The Notes were issued pursuant to the Indenture, dated as of February 24, 2020 (the “Base Indenture”), as supplemented and amended by a First Supplemental Indenture dated as of February 24, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are not obligations of, and are not, and will not be, guaranteed by any of the Corporation’s subsidiaries.

The foregoing description of the Underwriting Agreement, the Notes and the Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note. The Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

1.1

Underwriting Agreement, dated as of February 19, 2020, by and among the Corporation, as issuer and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the underwriters named therein.

4.1	Indenture, dated as of February 24, 2020, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of February 24, 2020, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.3	Form of 2.200% Senior Note due 2023 (included as part of Exhibit 4.2).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: February 24, 2020